COMMISSION SALES REPRESENTATIVE AGREEMENT

                  THIS AGREEMENT made and entered effective as of the 16th day of January, 1997, notwithstanding the actual date of execution, by and between THE VALVOLINE COMPANY, a division of Ashland Inc., a Kentucky corporation, with offices located at 3499 Dabney Drive, Lexington, Kentucky 40509 and FIRST RECOVERY, a division of ECOGARD, INC., having its principal placed of business at 3499 Dabney Drive, Lexington, Kentucky 40509, (hereinafter "FIRST RECOVERY"), a Delaware corporation and MANSUR INDUSTRIES INC., a Florida corporation, having a mailing address of 8425 S.W. Terrace, Miami, Florida 33156 (hereinafter "MANSUR").

                              W I T N E S S E T H:

         WHEREAS, MANSUR is a developer and seller of various models of patented recycling parts washer equipment marketed under the trademarks System One(R) as set forth on as set forth on SCHEDULE A, attached hereto and incorporated herein by reference (the "Equipment"); and

         WHEREAS, MANSUR desires to secure the services of FIRST RECOVERY to solicit orders for the purchase of the Equipment from customers located in the Territory (as defined below) that utilize, or desire to utilize, parts washing equipment; and

         WHEREAS, FIRST RECOVERY is desirous of securing the right to solicit, on behalf of MANSUR, orders for the purchase of the Equipment;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, covenants and warrants hereinafter contained, the parties agree as follows:

           1. EXCLUSIVE APPOINTMENT: (a) Subject to the terms and conditions hereof, FIRST RECOVERY shall have the exclusive right to solicit orders for the purchase of the Equipment in the territories listed on SCHEDULE B attached hereto and incorporated herein by reference (the "Territory"). MANSUR shall appoint no other person or entity as a sales agent or representative for the Equipment in the Territory. FIRST RECOVERY shall use its best efforts to solicit orders for the Equipment in the Territory and shall utilize such resources and efforts as are reasonably necessary to accomplish the sales goals to be established in accordance with the provisions hereof. Prior to the commencement of FIRST RECOVERY's marketing efforts in a new geographical area of the Territory, MANSUR shall, at its expense, train the designated FIRST RECOVERY sales representatives on the sale and use of the Equipment. In connection with such training, each party shall be solely responsible for the travel costs incurred by its employees. MANSUR shall be responsible for the costs of all training materials. Upon the commencement of FIRST RECOVERY's marketing efforts in a new portion of the Territory, MANSUR shall immediately ship up to 100 units of Equipment to each service center established pursuant to paragraph 12 for use as demonstrator models. Such initial shipment of demonstrator Equipment shall contain reasonable quantities of each model of Equipment identified on Exhibit
A. Demonstrator Equipment may be used for thirty (30) days free demonstrations to solicit Equipment orders. If an order for the Equipment is not placed by the customer after completion of the demonstration period, MANSUR shall be responsible for picking up the demonstrator Equipment and transporting it to the service center (as described in Paragraph 12 of this Agreement).

         (b) Before sales efforts in any portion of the Territory are commenced, MANSUR and FIRST RECOVERY shall mutually agree upon minimum sales goals to be achieved during the ensuing 12-month period in such geographical area of the Territory (or, for the first year hereunder, upon minimum aggregate sales goals for the entire Territory), and thereafter, at least 120 days prior to the anniversary of such commencement, MANSUR and FIRST RECOVERY shall agree upon minimum sales levels to be achieved during the year commencing on such anniversary. Territorial boundaries are subject to review with FIRST RECOVERY and may be reduced or terminated if sales remain substantially below such established minimum sales goals or if the Parties cannot agree to minimum acceptable sales goals.

           2. INDEPENDENT CONTRACTOR: FIRST RECOVERY shall be an independent contractor for the performance of all services under this Agreement. MANSUR shall have no control over FIRST RECOVERY's performance except as set forth herein. Neither party shall act as agent or legal representative for the other party for any purpose, except as set forth herein. Neither party shall have any authority (nor shall it represent itself as having authority) to bind the other party or to contract in the name of or to create a liability against the other party. The appointment created by this Agreement shall be for the solicitation of orders for the Equipment only and in no event shall MANSUR or FIRST RECOVERY be deemed a partner or joint venturer with the other party.

           3. ACCEPTANCE, REJECTION, AND CANCELLATION OF ORDERS: (a) Orders solicited by FIRST RECOVERY for the purchase of the Equipment shall be subject to (i i) acceptance and confirmation by MANSUR in accordance with MANSUR's written policies, (ii ii) the terms and conditions set forth in this Agreement, and (iii iii) such prices and other standard terms and conditions of quotation or sale as may be specified by MANSUR. Such MANSUR policy and standard terms and conditions of quotation or sale shall be provided in writing, in advance to FIRST RECOVERY.

         (b) MANSUR may, if acting in good faith and in accordance with MANSUR's written policies developed by or on behalf of MANSUR, decline to accept any order solicited by FIRST RECOVERY and discontinue sale of, or allocate, any Equipment without incurring any liability to FIRST RECOVERY. MANSUR may, in accordance with MANSUR's written policies, determine the basis for any allocation, and may cancel all or part of any order, without liability to FIRST RECOVERY, at any time after acceptance by MANSUR. If MANSUR rejects all or any part of any order for reasons not in good faith or not in accordance with MANSUR's written policies, including but not limited to, MANSUR's inability to manufacture and ship the Equipment, such orders shall be credited toward First Recovery's minimum sales goals as set forth in Paragraph 1(b) of this Agreement.

         (c) FIRST RECOVERY shall adhere strictly to sale terms and conditions specified by MANSUR and shall have no authority to alter same. FIRST RECOVERY shall not obligate or commit MANSUR to the sale or delivery of the Equipment without MANSUR's prior written authorization and direction.

          4. COMMISSIONS, PURCHASES: Subject to Section 7(b) hereof, MANSUR shall pay FIRST RECOVERY a sales commission in accordance with the commission schedule set forth in SCHEDULE C.

          (a) Sales of Equipment to Valvoline or First Recovery shall be for Valvoline or First Recovery's own use and not for resale, except that purchased Equipment may be used by either Valvoline or First Recovery in their equipment loan programs, as those programs are established and modified from time to time. Valvoline or First Recovery, as applicable, shall retain ownership of any Equipment purchased or manage such Equipment in its equipment loan program, for a minimum of five (5) years after the date of such purchase.

         (b) Commissions on orders are considered earned when FIRST RECOVERY has provided to MANSUR all paperwork and other documentation allowing MANSUR to ship the Equipment and such Equipment has been shipped.

          5. CREDIT: FIRST RECOVERY shall promptly report successful solicitations for purchase of the Equipment to MANSUR. MANSUR shall be solely responsible for (i) determining whether credit should be extended to a customer, and (ii) delinquent accounts.

          6. REMITTANCE BY FIRST RECOVERY: FIRST RECOVERY shall remit to MANSUR promptly upon receipt all money, checks, and drafts received by FIRST RECOVERY for MANSUR.

          7. SALES RESTRICTIONS: FIRST RECOVERY and its affiliates, including, without limitation, Valvoline and its subsidiaries, shall not market, promote and/or sell within the Territory for a period of eighteen (18) months from the effective date of termination of this Agreement any parts washer equipment that uses mineral spirits as the washing solution and can distill the mineral spirits in a self-contained unit other than the Equipment, provided that this Agreement has been in place for at least the full initial term prior to termination and the parties have fulfilled their obligations during that initial term.

          8. FIRST RECOVERY'S EXPENSES: FIRST RECOVERY shall be solely responsible for all its expenses incurred in the performance of its obligations hereunder, including, without limitation, all business and/or traveling expenses, including taxes that it incurs in soliciting purchases of the Equipment. FIRST RECOVERY shall give full cooperation and support to MANSUR's policies and marketing programs, and FIRST RECOVERY hereby agrees to assist MANSUR, as practicable, with such incidental and further services as from time to time it may be called upon to perform in connection with servicing of the said accounts.

          9. PROPERTY OF MANSUR: (a) Any property of MANSUR received by FIRST RECOVERY, including but not limited to records or papers pertaining to MANSUR business, shall be held for the account of MANSUR and upon the earlier request by MANSUR or termination of this Agreement shall be returned, at FIRST RECOVERY's expense, as in good condition as when received, ordinary wear and tear excepted.

          (b) FIRST RECOVERY and its affiliates agree that they will not divulge to any other person, firm, or corporation during the term of this Agreement, or any extension thereof, or at any time thereafter, any trade secrets or customer lists which MANSUR may impart to it or them and that upon the termination of representation it and they will deliver up to MANSUR all samples, price lists and all other property belonging to MANSUR or relating to its business.

          10. TRADEMARKS: (a) No right or license to use any trademarks, trade names, trade dress, designs and other designations of source or quality of MANSUR or FIRST RECOVERY ("Trademarks") is granted pursuant to this Agreement, provided, however, that FIRST RECOVERY is permitted pursuant to and consistent with the provisions of this Agreement to (i) use MANSUR's Trademarks, in FIRST RECOVERY's advertising, subject to the prior receipt of MANSUR's written approval thereof, and (ii) solicit orders for the sale of the Equipment bearing MANSUR's Trademarks.

          (b) MANSUR shall have the right at any time during the term of this Agreement, to change the Trademarks, labeling, or packaging of the Equipment for which any orders are solicited by FIRST RECOVERY. In such event FIRST RECOVERY shall change its advertising to conform with the changes made by MANSUR once existing advertising supplies are depleted or unless MANSUR agrees to pay for cost of such conversion.

          11. ADVERTISING LITERATURE: All advertising and promotional materials including, but not limited to, price lists, purchase orders, finance applications and delivery receipts shall be supplied by MANSUR at its sole cost and expense. FIRST RECOVERY may, subject to Section 10, utilize any advertising or promotional literature developed by MANSUR and shall, at its cost and expense, incorporate such material as may be appropriate into its own advertising and promotional materials, subject to the prior written approval of MANSUR; provided however that, FIRST RECOVERY shall use MANSUR's advertising only as provided by MANSUR and shall not alter, change or interfere with such advertising without the prior written consent of MANSUR. Subject to MANSUR's prior written approval FIRST RECOVERY may develop its own advertising for products. On termination of this Agreement, FIRST RECOVERY shall discontinue all advertising, either provided by MANSUR or developed by FIRST RECOVERY, for the Equipment.

          12. SERVICE, WARRANTIES, NO CONSEQUENTIAL DAMAGES: MANSUR shall, at its sole cost and expense, establish service centers and employ a sufficient number of service technicians in each portion of the Territory, prior to FIRST RECOVERY's commencement or marketing of the Equipment in such portion of the Territory. Such service centers shall (i) perform all necessary and required warranty repair; (ii) subject to availability, coordinate shipment of demonstrator models of Equipment at the reasonable request of FIRST RECOVERY;
(iii) coordinate delivery of all Equipment sold by MANSUR; and (iv) provide all necessary and required training to purchasers of the Equipment. Delivery and installation of the Equipment shall at all times be managed by MANSUR at its sole cost and expense. MANSUR warrants that the Equipment solicited for sale by FIRST RECOVERY shall (i) conform to

MANSUR's specifications and written literature, including, but not limited to, the Manufacturer's Warranties attached hereto as Schedule D; and
(ii) comply with all applicable laws.

          13. REPRESENTATIONS AND WARRANTIES: (a) MANSUR represents, warrants and covenants to FIRST RECOVERY, effective as of the date of this Agreement and again as of the date of each shipment of Equipment to FIRST RECOVERY as follows:

          (i) MANSUR owns a valid and current patent for the Equipment that, to the best of its knowledge, does not infringe on the intellectual property rights of any third party;

          (ii) MANSUR believes that MANSUR will be entitled to seek enforcement of its patent against infringers on that patent, including, without limitation, enforcement against any third party manufacturing identical or similar equipment;

          (iii) MANSUR has the requisite knowledge, skills, equipment, machinery and facilities to manufacture the Equipment on a basis sufficient to fulfill its obligations hereunder;

          (iv) To the best of MANSUR's knowledge: (1) the Equipment is materially free from defects; (2) can be used in accordance with the manufacturer's instructions without material risk of fire, ignition or explosion; and (3) performs in all material respects in accordance with its published specification standards as set forth in Exhibit D;

          (v) Within ninety (90) days of the execution (not the effective date) of this Agreement, MANSUR will apply for the approval of Underwriter's Laboratories, Factory Mutual or other comparable organization for the design of the Equipment, as appropriate; and

          (vi) In the manufacturing and shipping the Equipment, MANSUR shall comply in all material respects with all laws, ordinances, orders, rules and regulations of the United States of America and of any state or political subdivision thereof and of any other governmental unit or agency that may now or hereafter have jurisdiction over MANSUR's operations.

          (b) FIRST RECOVERY represents, warrants and covenants to MANSUR as follows:

          (i) it has all requisite power to conduct its business as now conducted and to perform its obligations under this agreement;

          (ii) execution and delivery hereof, and performance hereunder, will not violate or create a default under any mortgage, indenture, note, agreement or other instrument to which First Recovery is a party;

          (iii) it will use its best efforts to develop the market for the Equipment, such efforts to be no less rigorous than those used by it in relation to its other goods or services provided in the Territory;

          (iv) it shall notify MANSUR promptly upon becoming aware of any adverse information relating to the safety or effectiveness of the Equipment;

          (v) it will not market or distribute the Equipment outside the Territory; and

          (vi) in performing its obligations hereunder, FIRST RECOVERY shall comply in all material respects with all laws, ordinances, orders, rules, regulations, and actions of the United States of America and of any state or political subdivision thereof and of any other governmental unit or agency that may now or hereafter be applicable to FIRST RECOVERY's obligations under this Agreement.

          14. INDEMNIFICATION: (a) MANSUR shall protect, indemnify, hold harmless and defend FIRST RECOVERY, its parent company, subsidiaries, divisions, and affiliated companies, and its and their officers, directors, employees, workers, agent and servants from and against all losses, damages, demands, claims, suits, and other liabilities, including attorney fees and other expenses of litigation, because of bodily injury, including death at any time resulting therefrom, or damages to all property, including loss of use thereof which occur, either directly or indirectly in connection with either MANSUR's performance of its obligations under this Agreement, or the manufacture and design of the Equipment.

          (b) FIRST RECOVERY shall protect, indemnify, hold harmless and defend MANSUR, its officers, directors, employees, workers, agents and servants from and against all losses, damages, demands, claims, suits and other liabilities, including reasonable attorney fees and other expenses of litigation resulting directly or indirectly from the gross negligence or willful misconduct of FIRST RECOVERY or its failure to perform its obligations under this Agreement.

         15. INSURANCE: Without limiting MANSUR's undertaking to protect, indemnify, hold harmless and defend FIRST RECOVERY and other parties as provided in Section 13, MANSUR at its own expense, shall procure and keep in force insurance of a type and amount acceptable to FIRST RECOVERY with insurance carriers acceptable to FIRST RECOVERY, including but not limited to the following insurance coverage:

       Product Liability                           $5,000,000 per occurrence
                                                   $5,000,000 aggregate

Such insurance shall specifically name FIRST RECOVERY as an additional insured party and shall be primary to any and all other insurance of FIRST RECOVERY for any injury, damage or liability arising out of or in any manner connected with the performance of this Agreement and shall provide that all rights of subrogation against FIRST RECOVERY shall be waived. The required insurance coverage shall be maintained with insurance companies qualified to provide coverage where business is conducted pursuant to this Agreement. MANSUR shall provide, to the extent possible, FIRST RECOVERY with thirty (30) days prior written notice of any change, modification or termination results in insurance coverage that is reasonably unsatisfactory to FIRST RECOVERY, then FIRST RECOVERY may, at its option, terminate this Agreement upon written notice to MANSUR, or, if satisfactory insurance can be maintained by FIRST RECOVERY, FIRST RECOVERY may, with MANSUR's prior written consent, obtain such insurance and be reimbursed therefor by MANSUR. MANSUR's undertaking to protect, indemnify and hold harmless as set forth in Section 14 shall not be negated or reduced by any insurance carrier's denial of coverage. FIRST RECOVERY shall maintain its standard liability and workers' compensation coverage.

          16. NOTICES: Any notices or other communication to be served on or sent to either party hereunder shall be deemed sufficient served or sent mailed by registered mail, return receipt requested, postage prepaid, or if sent by telex, to such party at its address as first set forth above. Mailed notice shall be deemed to have been received by such party four days after deposit in the United States mail, or, if sooner, upon actual receipt thereof. If telex notice is given, notice shall be deemed received forty eight (48) hours after the telex has been transmitted.

          17. TERM: Unless earlier terminated as hereinafter provided, the term of this Agreement shall commence on the effective date set forth above and shall continue for a period of one (1) year thereafter. After expiration of the initial one (1) year term, this Agreement shall automatically renew for additional one (1) year periods unless either party has provided the other with sixty (60) days prior written notice that this Agreement shall not so renew.

          18. TERMINATION: (a) Either Party shall have the right to terminate this Agreement at any time by giving thirty (30) days notice in writing to the other party if such other party has materially breached this Agreement.

          (b) This Agreement shall terminate automatically and without notice in any of the following events (i) the insolvency or bankruptcy of either party or (ii) the appointment of a trustee or receiver in bankruptcy.

          (c) Either party may terminate this Agreement at any time, with or without cause, by giving ninety (90) days prior written notice to the other party.

          (d) Any termination hereunder shall be without prejudice to the rights and obligations of the parties hereto that have vested prior to the effective date of termination. Notwithstanding the immediately foregoing, MANSUR shall be liable for and shall pay any unpaid commission due for the months (or a prorated portion of the monthly commission for a period less than a full calendar month) prior to the effective date of the termination.

          (e) This Agreement may be terminated by MANSUR for cause, as hereinafter defined. As used herein, "cause" shall mean (i) the willful failure by FIRST RECOVERY to perform its duties and obligations hereunder, or its gross negligence in the performance of such duties and obligations; (ii) the filing by or against FIRST RECOVERY of any petition seeking relief under the Federal Bankruptcy Law or similar law; (iii) the conviction of a felony of FIRST RECOVERY by a court of competent jurisdiction; (iv) any fraud or embezzlement, or the misappropriation or conversion of MANSUR's property by FIRST RECOVERY; or (v) failure to meet minimum sales goals as set forth in paragraph 1(c), provided that this Agreement shall be terminated in part in only those portions of the Territory where the minimum sales goals have not been met.

          19. DISPUTE RESOLUTION: (a) If a dispute arises out of or relates to this Agreement, or the performance or breach thereof, the parties shall attempt in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association in the State of Florida, before resorting to arbitration. The parties agree and acknowledge that (i) statements of admission made during the course of the mediation conference shall not be admissible in evidence, and (ii) the mediator and his/her notes or files may not be subpoenaed, and such testimony and materials shall not be admissible at trial. All statutes of limitation shall be tolled while the procedures specified in this Paragraph 19(a) are pending. The parties will take such action, if any, required to effectuate such tolling.

          (b) Any remaining unsolved dispute or difference that may arise between the parties hereto concerning the performance, interpretation, application or termination of this Agreement, which is not amicably settled by the parties, shall be submitted solely and exclusively to arbitration as provided herein and, as to matters not covered herein, in accordance with the Rules of the American Arbitration Association. The decision of the arbitrator shall be according to the provisions of this Agreement, and according to the law of the State of New York (without regard for such State's conflict-of-law principles) in areas not covered by this Agreement. Such decision shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction over the parties.

          (c) It is further agreed by the parties that any arbitration proceedings shall be held in New York City, New York, and that the arbitrator shall not be empowered to award punitive damages to either party. The prevailing party shall be entitled to recover all its costs and expenses of arbitration including attorneys' fees.

          (d) If, notwithstanding the foregoing, either party should attempt either to resolve any dispute arising in connection with the Agreement in a court of law or equity or to forestall, preempt, or prevent arbitration of any such dispute by resort to the process of a court of law or equity and such dispute is ultimately determined to be arbitrable by such court of law or equity, the arbitrator shall include in the award an amount to be paid by the party resisting arbitration to the other party, equal to the latter's cost, and attorney's fees, incurred in connection with such arbitrability determination.

          (e) All actions or suits of any nature in connection with this arbitration clause, if any, shall be brought exclusively in the courts of New York.

          20. PRIOR AGREEMENT: Upon the effective date of this Agreement, the Master Lease and Distribution Agreement dated August 1, 1996 shall be deemed terminated in all respects by mutual agreement.

          21. MISCELLANEOUS: (a) Any attempted assignment of all or any part of this Agreement by MANSUR, whether voluntary or involuntary, shall be void except with FIRST RECOVERY's prior written consent. FIRST

RECOVERY may assign this Agreement to any parent or affiliated company.

          (b) This Agreement constitutes the entire Agreement between MANSUR and FIRST RECOVERY and, as of its Effective date, supersedes all prior agreements and relationships between MANSUR and FIRST RECOVERY with respect to the subject matter hereunder. MANSUR and FIRST RECOVERY hereby mutually release one another from any claims which presently exist or hereafter may arise out of any such prior agreements or relationships except that MANSUR reserves all claims for amounts due and unpaid, if any, and FIRST RECOVERY reserves all claims for commissions earned, if any. No change and/or addition to the provisions of this Agreement may be valid unless in writing and signed by the party to be charged. NOTWITHSTANDING ANY PROVISION SET FORTH IN LATER SALES ORDERS, INVOICES OR PURCHASE ORDERS THE TERMS OF THIS AGREEMENT RATHER THAN THE TERMS OF THE SALES ORDERS, INVOICES OR PURCHASE ORDERS SHALL PREVAIL. No waiver of any breach of this Agreement may be construed as a waiver of any continuing or subsequent breach of the same or any other provision.

          (c) THIS AGREEMENT SHALL NOT BE BINDING UPON MANSUR UNTIL DULY EXECUTED BY MANSUR AT ITS HOME OFFICE. NO SALE OF ANY PRODUCT PRIOR TO SUCH EXECUTION SHALL BE CONSTRUED AS MAKING THIS AGREEMENT BINDING
ON MANSUR.

          (d) This Agreement shall be governed by and construed according to the laws of the State of New York.

          (e) Any provision of this Agreement which is found to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, provided, however, that to the extent such provision can be rewritten to comply with such prohibition or unenforceability the provision shall be so rewritten.

          (f) Any heading in this Agreement are for the convenience of reference only.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and in the place noted hereinbelow, by their respective authorized representatives.

MANSUR INDUSTRIES, INC.             FIRST RECOVERY,

                                    A DIVISION OF ECOGARD, INC.

By:_____________________            By:________________________

Title:__________________            Title:_____________________

Date:___________________            Date:______________________

                                    THE VALVOLINE COMPANY,
                                    A DIVISION OF ASHLAND INC.

                                    By:________________________

                                    Title:_____________________

                                    Date:______________________

                                   SCHEDULE A
                                   ----------
                                   (EQUIPMENT)

I.       SERIES 500
         ----------

         1.       Model 500 Recycling Parts Washer

         2.       Model 570 Recycling Parts Washer

         3.       Model 550 Twin Sink Recycling Parts Washer

         4.       Model 555 Twin Sink Recycling Parts Washer

II.      SERIES 300
         ----------

         1.       Recycling Mini Parts Washer

         2.       Recycling Brake Washer

         3.       Recycling Paint Gun Washer

                                   SCHEDULE B
                                   ----------

                                   TERRITORY**
                                   ---------
                                       (1)
                                       (1)
                                       (1)
                                       (1)
                                       (1)
                                       (1)
                                       (1)
                                       (1)
                                       (1)
                                       (1)

**NEED TO SPECIFICALLY IDENTIFY BY COUNTIES


-------------
(1) Confidential treatment has been requested for this portion of the Sales Representative Agreement.

                                   SCHEDULE C
                                   ----------

                                  (COMMISSIONS)
                                   -----------

During the term of this Agreement, and in accordance with its provisions, MANSUR shall pay FIRST RECOVERY a fixed commission in an amount equal to the percentage of the then current MANSUR list purchase or list lease price indicated below that corresponds to the volume of Equipment that has been either purchased or leased by customers.

VOLUME OF UNITS LEASED OR PURCHASED       FIXED COMMISSION PER UNIT OF EQUIPMENT
BY CUSTOMERS AS A RESULT OF FIRST
RECOVERY'S SALES EFFORTS

First 1,000 Units                         (2)
1,001 to 2,500 Units                      (2)
Over 2,500 Units                          (2)


The current list price on the Effective Date of this Agreement is as follows:

                  MODEL             LIST PURCHASE PRICE    LIST LEASE PRICE
                  -----             -------------------    ----------------
         Series 300 - All Models           (2)                   (2)
         Model 500                         (2)                   (2)
         Model 570                         (2)                   (2)
         Model 550/555 Twin                (2)                   (2)

In addition to the fixed sales commission set forth above for purchases of Equipment, FIRST RECOVERY shall receive a fixed sales commission in an amount equal to (2) of all sales of service contracts for the Equipment that are made by MANSUR through FIRST RECOVERY.

-------------
(2) Confidential treatment has been requested for this portion of the Sales Representative Agreement.

                                 SCHEDULE D
                                 ----------

                           (MANUFACTURER'S WARRANTIES)
                            -------------------------


                                  See attached.

                                   SYSTEM ONE

                            MANUFACTURER'S WARRANTIES

1. PERFORMANCE. All SYSTEMONE/registered trademark/ Equipment ("Equipment") is warranted by SYSTEMONE/registered trademark/ Technologies, a division of Mansur Industries Inc. ("Manufacturer") to perform in accordance with the Manufacturer's specifications and the Manufacturer's Operating Manual ("Warranty") for the full term of the Lease. If the Equipment cannot reasonably be repaired within five (5) business days, the Manufacturer will replace it with like Equipment at no additional charge. Manufacturer shall at its own expense make any changes or additions to the Equipment needed to comply with any laws or regulations. The Manufacturer shall provide Lessee with written operating instructions and initial training on proper Equipment usage. Lessee shall use the Equipment in accordance with the Manufacturer's Operating Manual at all times.

3. ENVIRONMENTAL ASSURANCE.   The Manufacturer warrants the Equipment does NOT
generate any hazardous waste provided (i) the Equipment is properly used in accordance with the Manufacturer's instructions (ii) the Equipment is properly used for its intended purpose and (iii) no hazardous materials or chemicals are added to or used within the Equipment. The Manufacturer has implemented a formal Environmental Assurance Program to test, evaluate and document the classification of Equipment residue as NON hazardous. The Manufacturer shall provide the NON hazardous laboratory test results or other supporting documentation to the Lessee (excluding Lessees of the Equipment who already are or become classified as CESQG) within thirty (30) days of delivery.

The Manufacturer's Warranties herein shall remain in full force and effect for the full term of the Lease. If the Manufacturer fails to perform under the terms of the Warranty, the Manufacturer agrees to assume all obligations and liabilities under the Lease.